Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Awarded a $432,000 USDA Grant to Commercialize Sterilization Technology

TAMPA, Florida, June 13, 2017 --MagneGas Corporation (“MagneGas” or the “Company”) (MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that it has been awarded a $431,874 grant from the United States Department of Agriculture (USDA). The grant will be used to accelerate the commercialization of MagneGas’ plasma arc Venturi® sterilization system for the treatment of pathogens and nutrients found in animal biosolid wastes. This grant was one of 33 that was awarded by the USDA nationwide in 2017.

Ermanno Santilli, CEO of MagneGas Corporation, stated, “We are very honored to be one of a select few companies awarded this grant by the USDA to accelerate commercialization of our sterilization technology in the agricultural market. We went through significant testing with the USDA in order to validate and prove our technology, and have invested meaningful capital, time, and personnel resources to get to this point. We look forward to now advancing a number of meaningful commercialization projects we have been developing in the US, Europe, Latin America and Asia.”

Scott Mahoney, CFO of MagneGas Corporation, commented, “This funding provides a significant source of non-dilutive capital for further investment in our sterilization business segment. We have already conducted ample internal and independent validation projects that clearly demonstrate the efficacy of our sterilization technology. We now look to invest this capital into developing a clear commercialization model that can quickly convert our prospective clients in the agriculture, waste water treatment, and filtration verticals to revenue generating clients.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.